Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 15, 2011, in the Registration Statement (Form S-1) and related Prospectus of Francesca’s Holdings Corporation for the registration of 9,000,000 shares of its common stock.

/s/ Ernst and Young, LLP

Dallas, Texas
January 17, 2012